Exhibit 24(b)(8.46)

Second Amendment to the Selling and Services Agreement and Participation Agreement

              This Second Amendment dated as of November 11, 2020 by and between Voya Retirement Insurance and Annuity Company (“Voya Retirement”), ReliaStar Life Insurance Company (“ReliaStar”), ReliaStar Life Insurance Company of New York (“ReliaStar of NY”)(collectively “Insurers”), Voya Institutional Plan Services, LLC (“ING Institutional”), Voya Financial Partners, LLC (“Voya Financial”)(collectively “Voya”), and TCW Funds Distributors (“Distributor”), is made to the Selling and Services Agreement and fund Participation Agreement dated as of May 1, 2004 (the “Agreement”), as amended.  Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties wish to amend the following:

1.      Schedule A is hereby deleted and replaced by Schedule A, attached hereto.

2.      Schedule B, attached hereto, is hereby added to the Agreement.

              IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

[Signatures appear on following page.]

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY	TCW FUNDS DISTRIBUTORS

By:	/s/ Scott Stevens	By:	/s/ Joseph T. Magpayo
Name:	Scott Stevens	Name:	Joseph T. Magpayo
Title:	Vice President	Title:	Managing Director

VOYA FINANCIAL PARTNERS, LLC

By:	/s/ Scott Stevens
Name:	Scott Stevens
Title:	Vice President

VOYA INSTITUTIONAL PLAN SERVICES, LLC

By:	/s/ Scott Stevens
Name:	Scott Stevens
Title:	Vice President

RELIASTAR LIFE INSURANCE COMPANY

By:	/s/ Scott Stevens
Name:	Scott Stevens
Title:	Vice President

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Scott Stevens
Name:	Scott Stevens
Title:	Vice President

SCHEDULE A

List of Available Funds

All N Shares of TCW Funds

All I Shares of TCW Funds

All P Shares of TCW Funds

SCHEDULE B

Fee Schedule

As compensation for the services ING renders under the Agreement, Distributor will pay a fee to ING equal to on an annual basis the rate set forth below multiplied by the average daily value of the assets in ING accounts in the Funds.

TCW Funds – “I” Shares	Service Fees	12b-1 Fees	Total Fees	Ticker Symbols	Cusip Number
TCW Artificial Intelligence Equity Fund – “I” Share	x.xx%	N/A	x.xx%	TGFTX	872365739
TCW Conservative Allocation Fund – “I” Share	x.xx%	N/A	x.xx%	TGPCX	87234N245
TCW Core Fixed Income Fund – “I” Share	x.xx%	N/A	x.xx%	TGCFX	87244N401
TCW Developing Markets Equity – “I” Share	x.xx%	N/A	x.xx%	TGDMX	872365770
TCW Emerging Markets Income Fund – “I” Share	x.xx%	N/A	x.xx%	TGEIX	87234N765
TCW Emerging Markets Local Currency Fund – “I” Share	x.xx%	N/A	x.xx%	TGWIX	872365309
TCW Emerging Markets Multi-Asset Opportunities Fund – “I” Share	x.xx%	N/A	x.xx%	TGMAX	872365846
TCW Global Bond Fund – “I” Share	x.xx%	N/A	x.xx%	TGGBX	872365887
TCW Global Real Estate Fund – “I” Share	x.xx%	N/A	x.xx%	TGREX	872365796
TCW High Yield Bond Fund – “I” Share	x.xx%	N/A	x.xx%	TGHYX	87234N708
TCW New Americas Premier Equities Fund – “I” Share	x.xx%	N/A	x.xx%	TGUSX	872365754
TCW Relative Value Dividend Appreciation Fund – “I” Share	x.xx%	N/A	x.xx%	TGDFX	87234N344
TCW Relative Value Large Cap Fund – “I” Share	x.xx%	N/A	x.xx%	TGDIX	87234N385
TCW Relative Value Mid Cap Fund – “I” Share	x.xx%	N/A	x.xx%	TGVOX	87234N799
TCW Select Equities Fund – “I” Share	x.xx%	N/A	x.xx%	TGCEX	87244N302
TCW Short Term Bond Fund – “I” Share	x.xx%	N/A	x.xx%	TGSMX	87234N856
TCW Total Return Bond Fund – “I” Share	x.xx%	N/A	x.xx%	TGLMX	87234N880

TCW Funds – “N” Shares	Service Fees	12b-1 Fees	Total Fees	Ticker Symbols	Cusip Number
TCW Artificial Intelligence Equity Fund – “N” Share	x.xx%	N/A	x.xx%	TGINX	872365721
TCW Conservative Allocation Fund – “N” Share	x.xx%	N/A	x.xx%	TGPNX	87234N237
TCW Core Fixed Income Fund – “N” Share	x.xx%	N/A	x.xx%	TGFNX	87234N724
TCW Developing Markets Equity – “N” Share	x.xx%	N/A	x.xx%	TGDPX	872365762
TCW Emerging Markets Income Fund – “N” Share	x.xx%	N/A	x.xx%	TGINX	87234N351
TCW Emerging Markets Local Currency Fund – “N” Share	x.xx%	N/A	x.xx%	TGWNX	872365408
TCW Emerging Markets Multi-Asset Opportunities Fund – “N” Share	x.xx%	N/A	x.xx%	TGMEX	872365838
TCW Global Bond Fund – “N” Share	x.xx%	N/A	x.xx%	TGGFX	872365879
TCW Global Real Estate Fund – “N” Share	x.xx%	N/A	x.xx%	TGRYX	872365788
TCW High Yield Bond Fund – “N” Share	x.xx%	N/A	x.xx%	TGHNX	87234N716
TCW New Americas Premier Equities Fund – “N” Share	x.xx%	N/A	x.xx%	TGUNX	872365747
TCW Relative Value Dividend Appreciation Fund – “N” Share	x.xx%	N/A	x.xx%	TGIGX	87234N518
TCW Relative Value Large Cap Fund – “N” Share	x.xx%	N/A	x.xx%	TGDVX	87234N492
TCW Relative Value Mid Cap Fund – “N” Share	x.xx%	N/A	x.xx%	TGVNX	87234N583
TCW Select Equities Fund – “N” Share	x.xx%	N/A	x.xx%	TGCNX	87234N732
TCW Total Return Bond Fund – “N” Share	x.xx%	N/A	x.xx%	TGMNX	87234N641

TCW Funds – “P” Shares	Service Fees	12b-1 Fees	Total Fees	Ticker Symbols	Cusip Number
TCW Core Fixed Income Fund – “P” Share	x.xx%	N/A	x.xx%	TGCPX	872365697
TCW Emerging Markets Income Fund – “P” Share	x.xx%	N/A	x.xx%	TGEPX	872365713
TCW Total Return Bond Fund – “P” Share	x.xx%	N/A	x.xx%	TGLSX	872365689

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